EXHIBIT 1(d)

                             THE ALGER AMERICAN FUND

                           CERTIFICATE OF DESIGNATION

      The undersigned, being the Secretary of The Alger American Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust, dated April 6, 1983, as amended April 28, 1988 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on February 24, 1993 the Declaration of Trust is amended as follows:

      (1) There is hereby established and designated the Alger American MidCap Growth Portfolio (hereinafter referred to as the "MidCap Growth Portfolio"). The beneficial interest in the Midcap Growth Portfolio shall be divided into Shares having a nominal or par value of one mill ($.00l) per Share, of which an unlimited number may be issued, which Shares shall represent interests only in the MidCap Growth Portfolio. The Trustees shall have authority from time to time to authorize separate Series of Shares for the MidCap Growth Portfolio (each of which Series shall represent interests only in the MidCap Growth Portfolio), as they deem necessary and desirable. The Shares of the MidCap Growth Portfolio shall have the following rights and preferences:

            (a) Assets Belonging to the MidCap Growth Portfolio. Any portion of the Trust Property allocated to the MidCap Growth Portfolio, and all consideration received by the Trust for the issue or sale of Shares of the MidCap Growth Portfolio, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of the MidCap Growth Portfolio and shall irrevocably belong to the MidCap Growth Portfolio for all purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of any other Fund who are not Shareholders of the MidCap Growth Portfolio shall not have, and shall be
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      conclusively deemed to have waived, any claims to the assets of the MidCap
      Growth Portfolio. Such consideration, assets, interest, dividends, income, earnings, profits, gains and proceeds, together with any General Items allocated to the Midcap Growth Portfolio as provided in the following sentence, are herein referred to collectively as "Fund Assets" of the Midcap Growth Portfolio, and as assets "belonging to" the MidCap Growth Portfolio. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Fund (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Funds established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to the MidCap Growth Portfolio shall belong to and be part of the Fund Assets of the MidCap Growth Portfolio. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all the Funds for all purposes.

            (b) Liabilities of the MidCap Growth Portfolio. The assets belonging to the MidCap Growth Portfolio shall be charged with the liabilities in respect of the Midcap Growth Portfolio and all expenses, costs, charges and reserves attributable to the MidCap Growth Portfolio, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as pertaining to any particular Fund shall be allocated and charged by the Trustees to and among any one or more of the Funds established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The indebtedness, expenses, costs, charges and reserves allocated and so charged to the MidCap Growth Portfolio are herein referred to as "liabilities of" the MidCap Growth Portfolio. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all the Funds for all purposes. Any creditor of the MidCap Growth Portfolio may look only to the assets of the Midcap Growth Portfolio to satisfy such creditor's debt.

            (c) Dividends. Dividends and distributions on Shares of the MidCap Growth Portfolio may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the


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      Trustees may determine, to the Shareholders of the MidCap Growth
      Portfolio, from such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the assets belonging to the MidCap Growth Portfolio, as the Trustees may determine, after providing for actual and accrued liabilities of the MidCap Growth Portfolio. All dividends and distributions on Shares of the MidCap Growth Portfolio shall be distributed pro rata to the Shareholders of the MidCap Growth Portfolio in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Such dividends and distributions may be made in cash or Shares of the MidCap Growth Portfolio or a combination thereof as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) hereof.

            (d) Liquidation. In the event of the liquidation or dissolution of the Trust, the Shareholders of the MidCap Growth Portfolio shall be entitled to receive, when and as declared by the Trustees, the excess of the Fund Assets over the liabilities of the MidCap Growth Portfolio. The assets so distributable to the Shareholders of the MidCap Growth Portfolio shall be distributed among such Shareholders in proportion to the number of Shares of the MidCap Growth Portfolio held by them and recorded on the books of the Trust. The liquidation of the MidCap Growth Portfolio may be authorized by vote of a Majority of the Trustees, subject to the affirmative vote of "a majority of the outstanding voting securities" of the Midcap Growth Portfolio, as the quoted phrase is defined in the 1940 Act, determined in accordance with clause (iii) of the definition of "Majority Shareholder Vote" in Section 1.4 of the Declaration of Trust.


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            (e) Voting. The Shareholders shall have the voting rights set forth in or determined under Article 7 of the Declaration of Trust.

            (f) Redemption by Shareholder. Each holder of Shares of the MidCap Growth Portfolio shall have the right at such times as may be permitted by the Trust, but no less frequently than once each week, to require the Trust to redeem all or any part of his Shares of the MidCap Growth Portfolio at a redemption price equal to the net asset value per Share of the MidCap Growth Portfolio next determined in accordance with subsection
      (h) hereof after the Shares are properly tendered for redemption; provided, that the Trustees may from time to time, in their discretion, determine and impose a fee for such redemption. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in Securities or other assets belonging to the MidCap Growth Portfolio at the value of such Securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of the MidCap Growth Portfolio to require the Trust to redeem Shares of the MidCap Growth Portfolio during any period or at any time when and to the extent permissible under the 1940 Act.

            (g) Redemption at the Option of the Trust. Each Share of the Midcap Growth Portfolio shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Share were then being redeemed by the Shareholder pursuant to subsection (f) hereof: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust or of any Fund, or (ii) upon such other conditions with respect to maintenance of Shareholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the MidCap Growth Portfolio. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.


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            (h) Net Asset Value. The net asset value per Share of the MidCap
      Growth Portfolio at any time shall be the quotient obtained by dividing the value of the net assets of the MidCap Growth Portfolio at such time (being the current value of the assets belonging to the MidCap Growth Portfolio, less its then existing liabilities) by the total number of Shares of the MidCap Growth Portfolio then outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time. The Trustees may determine to maintain the net asset value per Share of the MidCap Growth Portfolio at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to the MidCap Growth Portfolio as dividends payable in additional Shares of the MidCap Growth Portfolio at the designated constant dollar amount and for the handling of any losses attributable to the MidCap Growth Portfolio. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the shares of beneficial interest account of the MidCap Growth Portfolio his pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of the MidCap Growth Portfolio to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the MidCap Growth Portfolio shall be deemed to have expressly agreed, by his investment in the MidCap Growth Portfolio, to make the contribution referred to in the preceding sentence in the event of any such loss.

            (i) Transfer. All Shares of the MidCap Growth Portfolio shall be transferable, but transfers of Shares of the MidCap Growth Portfolio will be recorded on the Share transfer records of the Trust applicable to the MidCap Growth Portfolio only at such times as Shareholders shall have the right to require the Trust to redeem Shares of the MidCap Growth Portfolio and at such other times as may be permitted by the Trustees.

            (j) Equality. All Shares of the MidCap Growth Portfolio shall represent an equal proportionate interest in the assets belonging to the MidCap Growth Portfolio (subject to the liabilities of the MidCap Growth Portfolio), and each Share of the MidCap Growth Portfolio shall be equal to each other Share thereof; but the provisions of this sentence shall not restrict any distinctions permissible under sub-


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      section (c) hereof that may exist with respect to dividends and distributions on Shares of the MidCap Growth Portfolio. The Trustees may from time to time divide or combine the Shares of the MidCap Growth Portfolio into a greater or lesser number of Shares of the MidCap Growth Portfolio without thereby changing the proportionate beneficial interest in the assets belonging to the MidCap Growth Portfolio or in any way affecting the rights of the holders of Shares of any other Fund.

            (k) Rights of Fractional Shares. Any fractional Share of any Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the MidCap Growth Portfolio.

            (l) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of the MidCap Growth Portfolio shall have the right to convert said Shares into Shares of one or more other Funds in accordance with such requirements and procedures as the Trustees may establish.

            (m) Amendment, etc. Subject to the provisions and limitations of
      Section 9.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), provided that, if any amendment adversely affects the rights of the Shareholders of the MidCap Growth Portfolio, such amendment may be adopted by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 of the Declaration of Trust of the holders of a majority of all the Shares of the MidCap Growth Portfolio outstanding and entitled to vote.

            (n) Incorporation of Defined Terms. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust filed with the Secretary of the Commonwealth of Massachusetts.


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      The Trustees further direct that, upon the execution of this Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.


            IN WITNESS WHEREOF, the undersigned has set her hand and seal this 24th day of February, 1993.


                                               /s/ Nanci K. Staple
                                               ------------------------
                                               Nanci K. Staple
                                               Secretary


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                                 ACKNOWLEDGMENT

State of New York              )
                               ): ss
County of New York             )


                                                               February 24, 1993


      Then personally appeared the above named Nanci K. Staple and acknowledged the foregoing instrument to be her free act and deed.

      Before me,


                                       /s/ Dolores M. Costa
                                       --------------------------------
                                       Dolores M. Costa
                                       Notary Public, State of New York
                                       No. 31-4941104
                                       Qualified in New York County
                                       Commission Expires 8/12/94


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